UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive, Suite 100
Glen Allen, Virginia			23060-9245
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Dynex Capital, Inc. 2025 Stock and Incentive Plan

Dynex Capital, Inc. (the “Company”) held its annual meeting of shareholders on May 20, 2025 (the “2025 Annual Meeting”), at which five proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s definitive proxy statement for the 2025 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2025 (the “2025 Proxy Statement”).

At the 2025 Annual Meeting, the Company’s shareholders approved the Dynex Capital, Inc. 2025 Stock and Incentive Plan (the “2025 Plan”), which the Company’s Board of Directors (the “Board”) had adopted, subject to shareholder approval, on March 24, 2025, based on the recommendation of the Compensation Committee of the Company’s Board (the “Committee”). The 2025 Plan is described in detail in the 2025 Proxy Statement. The 2025 Plan, which became effective upon shareholder approval at the 2025 Annual Meeting, replaces the Company’s 2020 Stock and Incentive Plan, effective June 9, 2020 (the “2020 Plan”). Awards previously granted under the 2020 Plan or any other prior equity plan will remain outstanding and valid in accordance with their terms, but no new awards will be granted under the 2020 Plan or any other prior equity plan following the 2025 Annual Meeting.

The purpose of the 2025 Plan is to promote the success of the Company and its subsidiaries by providing incentive to certain employees, non-employee directors, consultants and advisors to promote and identify their personal interests with the long-term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk management practices. The 2025 Plan is designed to provide flexibility to the Company in its ability to attract, retain the services of and motivate employees, non-employee directors, consultants and advisors upon whose judgment, experience, interest and special effort the successful conduct of the Company’s operations largely depends.

The 2025 Plan authorizes the granting of stock options, restricted stock awards, restricted stock units, restricted stock unit and performance stock unit awards, stock appreciation rights, and performance cash awards. Awards may be granted under the 2025 Plan to employees, non-employee directors, consultants and advisors to the Company and certain of its subsidiaries, as determined by the Committee, which has been appointed to administer the 2025 Plan.

Subject to the right of the Board to terminate the 2025 Plan at any time, awards may be granted under the 2025 Plan until May 19, 2035, after which date no further awards may be granted. Any awards granted under the 2025 Plan that are outstanding on May 19, 2035 will remain outstanding and valid in accordance with their terms.

Subject to adjustment in the event of certain changes in the Company’s capital structure, the maximum number of shares of the Company’s common stock that may be issued under the 2025 Plan is 12,000,000. In addition, shares of common stock related to awards under the 2020 Plan that terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or vested or paid in shares of common stock will be available for grants under the 2025 Plan.

Under the 2025 Plan, the maximum aggregate grant date value of shares (as determined for financial reporting purposes) granted under the 2025 Plan to any non-employee director in a calendar year, taken together with any cash fees earned by such non-employee director for services rendered as a non-employee director during the calendar year, may not exceed $900,000 in total value.

The Committee has the authority under the 2025 Plan to select participants and to grant awards on terms the Committee considers appropriate. Subject to the terms of the 2025 Plan, the Committee also has the authority, among other things, to construe and interpret the 2025 Plan and the award agreements, to establish, amend or waive rules or regulations for the 2025 Plan’s administration, to accelerate the exercisability or vesting of any award and to make all other determinations and take all other actions for the administration of the 2025 Plan. The Committee may delegate its authority under the 2025 Plan to the Company’s Chief Executive Officer or to one or more of its Co-Chief Executive Officers, to grant awards under the 2025 Plan, except in the case of awards to directors and certain executive officers.

All awards under the 2025 Plan, whether vested or unvested, are subject to such repayment or clawback as may be required under any clawback policy adopted by the Company or under applicable law, regulation or stock exchange listing standard, which could in certain circumstances require repayment or forfeiture of awards or any shares of common stock or other cash or property received with respect to the awards, including any value received from a disposition of the shares acquired upon payment of the awards.

The foregoing description of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2025 Annual Meeting, the Company’s shareholders approved an amendment to Article III of the Company’s Articles of Incorporation (the “Charter Amendment”), to increase the number of authorized shares of the Company’s common stock from 180,000,000 to 360,000,000. The Charter Amendment was filed with the Virginia State Corporation Commission (the “SCC”) on May 20, 2025 and became effective following the issuance of the Certificate of Amendment by the SCC to the Company on May 21, 2025.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Articles of Amendment to the Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting, five proposals were submitted to the Company’s shareholders, including the proposals to approve the 2025 Plan and Charter Amendment. The proposals are described in detail in the 2025 Proxy Statement. A quorum of the Company’s common shares was present for the 2025 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected seven directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Byron L. Boston	38,149,516	850,553	280,095	29,236,282
Marie Chandoha	38,274,283	737,442	268,440	29,236,282
Julia L. Coronado, Ph.D.	38,001,532	1,007,017	271,615	29,236,282
Alexander I. Crawford	38,283,273	713,748	283,144	29,236,282
Andrew I. Gray	38,220,897	777,464	281,803	29,236,282
Joy D. Palmer	38,036,147	981,688	262,329	29,236,282
Smriti L. Popenoe	38,185,063	820,249	274,852	29,236,282

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2025 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
36,552,629	2,122,936	604,599	29,236,282

Proposal 3 - Shareholders approved the Dynex Capital, Inc. 2025 Stock and Incentive Plan. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
36,228,563	2,484,006	567,595	29,236,282

Proposal 4 - Shareholders approved a proposal to ratify the Company’s selection of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the 2025 fiscal year. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions
66,813,075	947,305	756,067

Proposal 5 - Shareholders approved a proposal to amend to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 180,000,000 to 360,000,000. The votes regarding Proposal 5 were as follows:

For	Against	Abstentions
58,711,589	8,633,607	1,171,251

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1.1	Second Articles of Amendment to the Restated Articles of Incorporation, effective as of May 21, 2025
10.1	Dynex Capital, Inc. 2025 Stock and Incentive Plan, effective as of May 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 21, 2025	By:	/s/ Robert S. Colligan
Robert S. Colligan
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)